Exhibit 10.6

AGREEMENT – LEASE OF DATACENTER AND OFFICE SPACE, MARVIKEN, SWEDEN

THIS AGREEMENT is made and entered into December 27, 2024 by and between Marviken ONE AB (Company reg number 559223-1509) whose address is Kungsportsavenyen 26, Box 19055, 400 12 Göteborg, Sweden (hereinafter referred to as "Provider"), Synthesis Analytics Production Limited, (a company organised under the laws of England and Wales with registered number 14342669) and having its registered address at Wenlock Road, London, England, N1 7GU (hereinafter referred to as "User").

ARTICLE I - GRANT OF LEASE

The Provider, in consideration of the rental fees to be paid and the covenants and agreements to be performed and observed by the User, does hereby lease to the User and the User does hereby lease the space with access to agreed data center as described in Article V and by reference made a part hereof (the "Leased Space").

ARTICLE II - LEASE TERM

Section l. Total Term of Lease. The term of this Lease shall begin on the commencement date, as defined in Section 2 of this Article II, and shall terminate on December 31, 2034.

Section 2. Commencement Date. The "Commencement Date" is agreed to be January 1, 2025.

ARTICLE III - EXTENSIONS OF THE AGREEMENT AND EXPANSIONS OF SPACE

Section 1. Extensions. The parties hereto may elect to extend this Agreement upon such terms and conditions as may be agreed upon in writing and signed by the parties at the time of any such extension.

Section 2. Expansions. The parties may agree to expand the Leased Space and that should be done with three-month notice.

ARTICLE IV - DETERMINATION OF RENTAL FEE

The User agrees to pay the Provider and the Provider agrees to accept, during the term hereof, at such place as the Provider shall from time to time direct by notice to the User, at the following rates and times:

Section 1. Rental of Office Space. The User agrees to rent 28 sqm office space based on a sqm price of SEK 1,100 representing an annual fee of SEK 30,800.

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Section 2. Rental of Data Center. The User agrees to rent 1,074 sqm data center on a sqm price of SEK 3,390 representing an annual fee of SEK 3,640,860.

Section 3. Sourcing of services for monitoring, service and support to Data Center Operation. The Provider will for the User needs source and provide services for monitoring, service and support for the actual fee plus 10%.

Section 4. Payment of Rental fees. The Rental fee shall be payable in advance in Monthly installments starting on Commencement Date 1 2025. The Monthly total Fee will be SEK 305,972.

Section 5. Payment of fees for services for monitoring, service and support to Data Center Operation. The agreed fee shall be payable Monthly installments against invoice from the Provider.

If applicable VAT will be added to the agreed fees.

A late fee in the amount of 2% of the Monthly Rental fee shall be assessed if payment is not postmarked or received by Provider on or before the tenth day of each month.

ARTICLE V – RENTED SPACE AND AGREED INFRASTRUCTURE

Section 1. Office Space. The User will rent office space on 28 sqm next to the data center. The rent includes costs for heating, water and sewage. The office space is served with internet access included in the rent.

Section 2. Data Center. The User will rent the Data Center as depicted in Appendix 1. The Data Center is served with power access, four dark fibers internet access as well as cooling water infrastructure. The rent includes costs for heating, water and sewage.

Section 3. Permits. The Provider guarantee that all necessary permits to provide the Leased Space is in place at Commencement Day.

Section 4. Additional Infrastructure. The User may freely use the parking lots outside the power plant and have access to the fenced park area. Basic site security is provided by Securitas for the building complex and covered by the Provider.

Section 5. Cooling Water. The User will have access to up to 2m3/second of cooling water from the Baltic Sea. The access point will be agreed between the Parties. The User need to construct the connectivity to the cooling water on the Users own expense. The drawing for the connectivity needs to be approved by the Provider before work is commenced.

Section 6. Electricity Grid. The Provider have access to 10kV connectivity to the National electricity grid, and an inter-locking plant MT20. This access is regulated in a separate Grid Access Lease Agreement between the Parties. The location of the access point or access points will be agreed between the Parties. The Provider also have agreements with Solar Power and Off-shore Wind Power suppliers ensuring supply of renewable electricity to the site.

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ARTICLE VI - USER'S COVENANTS

Section 1. User Covenants. User covenants and agrees as follows:

a.  To procure any licenses and permits required for any use made of the Leased Space by User, and upon the expiration or termination of this Lease, to remove its management of the Leased Space;

b.  To permit Provider and its agents to examine the Leased Space at reasonable times, provided that Provider shall not thereby unreasonably interfere with the conduct of User's business;

c.    To permit Provider to enter the Leased Space to inspect such repairs, improvements, alterations or additions thereto as may be required under the provisions of this Lease. If, as a result of such repairs, improvements, alterations, or additions, User is deprived of the use of the Leased Space, the Rental fee shall be abated or adjusted, as the case may be, in proportion to that time during which, and to that portion of the Leased Space of which, User shall be deprived as a result thereof.

ARTICLE VII - INDEMNITY BY USER

Section 1. Indemnity and Public Liability. The User shall save Provider harmless and indemnify Provider from all injury, loss, claims or damage to any person or property while utilizing the Leased Space, unless caused by the willful acts or omissions or gross negligence of Provider, its employees, agents, licensees or contractors.

ARTICLE VIII - INSURANCE

Section 1. Insurance Proceeds. In the event of any damage to or destruction of the Leased Space, User shall adjust the loss and settle all claims with the insurance companies issuing such policies. The parties hereto do irrevocably assign the proceeds from such insurance policies for the purposes hereinafter stated to any institutional first mortgagee or to Provider and User jointly, if no institutional first mortgagee then holds an interest in the Leased Space. All proceeds of said insurance shall be paid into a trust fund under the control of any institutional first mortgagee, or of Provider and User if no institutional first mortgagee then holds an interest in the Leased Space, for repair, restoration, rebuilding or replacement, or any combination thereof, of the Leased Space or of the improvements in the Leased Space. In case of such damage or destruction, Provider shall be entitled to make withdrawals from such trust fund, from time to time, upon presentation of:

a. bills for labor and materials expended in repair, restoration, rebuilding or replacement, or any combination thereof;

b. Provider's sworn statement that such labor and materials for which payment is being made have been furnished or delivered on site; and

c. the certificate of a supervising computer architect (selected by Provider and User and approved by an institutional first mortgagee, if any, whose fees will be paid out of said insurance proceeds) certifying that the work being paid for has been completed in accordance with the Plans and Specifications previously approved by Provider, User and any institutional first mortgagee in a first class, good and workmanlike manner and in accordance with all pertinent governmental requirements.

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Any insurance proceeds in excess of such proceeds as shall be necessary for such repair, restoration, rebuilding, replacement or any combination thereof shall be the sole property of Provider subject to any rights therein of Provider's mortgagee, and if the proceeds necessary for such repair, restoration, rebuilding or replacement, or any combination thereof shall be inadequate to pay the cost thereof, User shall suffer the deficiency.

Section 2. Subrogation. Provider and User hereby release each other, to the extent of the insurance coverage provided hereunder, from any and all liability or responsibility (to the other or anyone claiming through or under the other by way of subrogation or otherwise) for any loss to or damage of property covered by the fire and extended coverage insurance policies insuring the Leased Space and any of Provider's property, even if such loss or damage shall have been caused by the fault or negligence of the other party.

ARTICLE IX - DAMAGE TO DEMISED SPACE

Section 1. Abatement or Adjustment of Rental fee. If the whole or any part of the Leased Space shall be damaged or destroyed by fire or other casualty after the execution of this Lease and before the termination hereof, then in every case the Rental fee reserved in Article IV herein and other charges, if any, shall be abated or adjusted, as the case may be, in proportion to that portion of the Leased Space of which User shall be deprived on account of such damage or destruction and the work of repair, restoration, rebuilding, or replacement or any combination thereof, of the improvements so damaged or destroyed, shall in no way be construed by any person to effect any reduction of sums or proceeds payable under any Rental fee insurance policy.

Section 2. Repairs and Restoration. Provider agrees that in the event of the damage or destruction of the Leased Space, Provider forthwith shall proceed to repair, restore, replace or rebuild the Leased Space, to substantially the condition in which the same were immediately prior to such damage or destruction. The Provider thereafter shall diligently prosecute said work to completion without delay or interruption except for events beyond the reasonable control of Provider. Notwithstanding the foregoing, if Provider does not either obtain necessary permits within ninety (90) days of the date of such damage or destruction, or complete such repairs, rebuilding or restoration and comply with conditions (a), (b) and (c) in Section 1 of Article X within nine (9) months of such damage or destruction, then User may at any time thereafter cancel and terminate this Lease by sending ninety (90) days written notice thereof to Provider, or, in the alternative, User may, during said ninety (90) day period, apply for the same and Provider shall cooperate with User in User's application. Notwithstanding the foregoing, if such damage or destruction shall occur during the last year of the term of this Lease, or during any renewal term, and shall amount to twenty-five (25%) percent or more of the replacement cost, this Lease, except as hereinafter provided in Section 3 of Article XII, may be terminated at the election of either Provider or User, provided that notice of such election shall be sent by the party so electing to the other within thirty (30) days after the occurrence of such damage or destruction. Upon termination, as aforesaid, by either party hereto, this Lease and the term thereof shall cease and come to an end, any unearned Rental fee or other charges paid in advance by User shall be refunded to User, and the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

ARTICLE X - CONDEMNATION

Section 1. Total Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, the whole of the Leased Space shall be taken under power of eminent domain by any public or private authority, or conveyed by Provider to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date when possession of the Leased Space shall be taken by the taking authority and any unearned Rental fee or other charges, if any, paid in advance, shall be refunded to User.

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Section 2. Partial Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, any public or private authority shall, under the power of eminent domain, take, or Provider shall convey to said authority in lieu of such taking, Space which results in a reduction by fifteen (15%) percent or more of the Leased Space, or of a portion of the Leased Space that substantially interrupts or substantially obstructs the conducting of business on the Leased Space; then User may, at its election, terminate this Lease by giving Provider notice of the exercise of User's election within thirty (30) days after User shall receive notice of such taking. In the event of termination by User under the provisions of Section 1 of this Article XV, this Lease and the term hereof shall cease and terminate as of the date when possession shall be taken by the appropriate authority of that portion of the Entire Space that results in one of the above takings, and any unearned Rental fee or other charges, if any, paid in advance by User shall be refunded to User.

Section 3. Restoration. In the event of a taking in respect of which User shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the term thereof shall continue in full force and effect and Provider, at Provider's sole cost and expense, forthwith shall restore the remaining portions of the Leased Space, in substantially the same condition that the same were in prior to such taking. A just proportion of the Rental fee reserved herein and any other charges payable by User hereunder, according to the nature and extent of the injury to the Leased Space and to User's business, shall be suspended or abated until the completion of such restoration and thereafter the Rental fee and any other charges shall be reduced in proportion to the Leased Space remaining after such taking.

Section 4. The Award. All compensation awarded for any taking, whether for the whole or a portion of the Leased Space, shall be the sole property of the Provider whether such compensation shall be awarded for diminution in the value of, or loss of, the lease or for diminution in the value of, or loss of, the fee from the Leased Space, or otherwise. The User hereby assigns to Provider all of User's right to and interest in any and all such compensation. However, the Provider shall not be entitled to and User shall have the sole right to make its independent claim for and retain any portion of any award made by the appropriating authority directly to User for loss of business, or damage to or depreciation of, and cost of removal of fixtures, personality and improvements installed in the Leased Space by, or at the expense of User, and to any other award made by the appropriating authority directly to User.

Section 5. Release. In the event of any termination of this Lease as the result of the provisions of this Article XII, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this lease.

ARTICLE XI - DEFAULT

Section 1. Providers Remedies. In the event that:

a.   User shall on three or more occasions be in default in the payment of Rental fee or other charges herein required to be paid by User (default herein being defined as payment received by Provider ten or more days subsequent to the due date), regardless of whether or not such default has occurred on consecutive or non-consecutive months; or

b.   User has caused a lien to be filed against the Provider's Space and said lien is not removed within thirty (30) days of recordation thereof; or

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c.  User shall default in the observance or performance of any of the covenants and agreements required to be performed and observed by User hereunder for a period of thirty (30) days after notice to User in writing of such default (or if such default shall reasonably take more than thirty (30) days to cure, User shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion); or

d.  Sixty (60) days have elapsed after the commencement of any proceeding by or against User, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future Federal Bankruptcy Act or any other present or future applicable federal, state or other statute or law, whereby such proceeding shall not have been dismissed (provided, however, that the non-dismissal of any such proceeding shall not be a default hereunder so long as all of User's covenants and obligations hereunder are being performed by or on behalf of User); then Provider shall be entitled to its election (unless User shall cure such default prior to such election), to exercise concurrently or successively, any one or more of the following rights:

i.         Terminate this Lease by giving User notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of User under this Lease and in and to the Space shall expire and terminate, and User shall remain liable for all obligations under this Lease arising up to the date of such termination, and User shall surrender the Space to Provider on the date specified in such notice; or

ii.         Terminate this Lease as provided herein and recover from User all damages Provider may incur by reason of User's default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (a) the Minimum Rental fee, Percentage Rental fee, Taxes and all other sums which would have been payable hereunder by User for the period commencing with the day following the date of such termination and ending with the date herein before set for the expiration of the full term hereby granted, over (b) the aggregate reasonable value of the Space for the same period, all of which excess sum shall be deemed immediately due and payable; or

iii.         Without terminating this Lease, declare immediately due and payable all Minimum Rental fee, Taxes, and other Rental fees and amounts due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of Rental fee for the remainder of said term. Upon making such payment, User shall be entitled to receive from Provider all Rental fees received by Provider from other assignees, Users, and sub-users on account of said Space during the term of this Lease, provided that the compensation to which User shall so become entitled shall in no event exceed the entire amount actually paid by User to Provider pursuant to the preceding sentence less all costs, expenses and attorney's fees of Provider incurred in connection with the reletting of the Space; or

iv.       Without terminating this Lease, and with or without notice to User, Provider may in its own name but as agent for User enter into and upon and take possession of the Premises or any part thereof, and, at Provider's option, remove persons and property therefrom, and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of User, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Provider may provide the Space or any portion thereof as the agent of User with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Provider may deem necessary or desirable in order to relet the Space. Provider shall in no way be responsible or liable for any Rental fee concessions or any failure to provide the Space or any part thereof, or for any failure to collect any Rental fee due upon such reletting. Upon such reletting, all Rental fee received by Provider from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rental fee due hereunder) from User to Provider; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of Rental fee and other charges then due and unpaid hereunder; and the residue, if any shall be held by Provider to the extent of and for application in payment of future Rental fee as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Provider may grant Rental fee concessions and User shall not be credited therefor. If such Rental fee received from such reletting shall at any time or from time to time be less than sufficient to pay to Provider the entire sums then due from User hereunder, User shall pay any such deficiency to Provider. Such deficiency shall, at Provider's option, be calculated and paid monthly. No such reletting shall be construed as an election by Provider to terminate this Lease unless a written notice of such election has been given to User by Provider. Notwithstanding any such reletting without termination, Provider may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

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v.      Without liability to User or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to User any property, material, labor, Utilities or other service, whether Provider is obligated to furnish or render the same, so long as User is in default under this Lease; or

vi.       Allow the Premises to remain unoccupied and collect Rental fee from User as it comes due; or

vii.              Foreclose the security interest described herein, including the immediate taking of possession of all property on or in the Premises; or

viii. Pursue such other remedies as are available at law or equity.

e.  Provider's pursuit of any remedy of remedies, including without limitation, any one or more of the remedies stated herein shall not (1) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination, or (2) sever as the basis for any claim of constructive eviction, or allow User to withhold any payments under this Lease.

Section 2. Providers Self Help. If in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within thirty (30) days after notice from Provider specifying the default (or if such default shall reasonably take more than thirty (30) days to cure, shall diligently prosecuted the same to completion), Provider may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of User, and any amount paid or contractual liability incurred by Provider in so doing shall be deemed paid or incurred for the account of User and User agrees to reimburse Provider therefor and save Provider harmless therefrom. Provided, however, that Provider may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to User if any emergency situation exists, or after notice to User, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Leased Premises or Provider's interest therein, or to prevent injury or damage to persons or property. If User shall fail to reimburse Provider upon demand for any amount paid for the account of User hereunder, said amount shall be added to and become due as a part of the next payment of Rental fee due and shall for all purposes be deemed and treated as Rental fee hereunder.

Section 3. Users Self Help. If Provider shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, and if Provider shall not cure such default within thirty (30) days after notice from User specifying the default (or, if such default shall reasonably take more than thirty (30) days to cure, and Provider shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion), User may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Provider and any amount paid or any contractual liability incurred by User in so doing shall be deemed paid or incurred for the account of Provider and Provider shall reimburse User therefor and save User harmless therefrom. Provided, however, that User may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Provider if an emergency situation exists, or after notice to Provider, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Leased Space or User's interest therein or to prevent injury or damage to persons or property. If Provider shall fail to reimburse User upon demand for any amount paid or liability incurred for the account of Provider hereunder, said amount or liability may be deducted by User from the next or any succeeding payments of Rental fee due hereunder; provided, however, that should said amount or the liability therefor be disputed by Provider, Provider may contest its liability or the amount thereof, through arbitration or through a declaratory judgment action and Provider shall bear the cost of the filing fees therefor.

ARTICLE XII - TITLE

Section l. Subordination. User shall, upon the request of Provider in writing, subordinate this Lease to the lien of any present or future institutional mortgage upon the Leased Space irrespective of the time of execution or the time of recording of any such mortgage. Provided, however, that as a condition to such subordination, the holder of any such mortgage shall enter first into a written agreement with User in form suitable for recording to the effect that:

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a.  in the event of foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of User hereunder shall not be disturbed but shall continue in full force and effect so long as User shall not be in default hereunder, and

b.  such holder shall permit insurance proceeds and condemnation proceeds to be used for any restoration and repair required by the provisions of Articles XII, XIII or XIV, respectively. User agrees that if the mortgagee or any person claiming under the mortgagee shall succeed to the interest of Provider in this Lease, User will recognize said mortgagee or person as its Provider under the terms of this Lease, provided that said mortgagee or person for the period during which said mortgagee or person respectively shall be in possession of the Leased Space and thereafter their respective successors in interest shall assume all of the obligations of Provider hereunder. The word "mortgage", as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, and extensions thereof. The term "institutional mortgage" as used in this Article XIV means a mortgage securing a loan from a bank (commercial or savings) or trust company, insurance company or pension trust or any other lender institutional in nature and constituting a lien upon the Leased Space.

Section 2. Quiet Enjoyment. Provider covenants and agrees that upon User paying the Rental fee and observing and performing all of the terms, covenants and conditions on User's part to be observed and performed hereunder, that User may peaceably and quietly have, hold, occupy and enjoy the Leased Space in accordance with the terms of this Lease without hindrance or molestation from Provider or any persons lawfully claiming through the Provider.

Section 3. Zoning and Good Title. Provider warrants and represents, upon which warranty and representation User has relied in the execution of this Lease, that Provider is the owner of the Leased Space, in fee simple absolute, free and clear of all encumbrances, except for the easements, covenants and restrictions of record as of the date of this Lease. Such exceptions shall not impede or interfere with the quiet use and enjoyment of the Leased Space by User. Provider further warrants and covenants that this Lease is and shall be a first lien on the Leased Space, subject only to any Mortgage to which this Lease is subordinate or may become subordinate pursuant to an agreement executed by User, and to such encumbrances as shall be caused by the acts or omissions of User; that Provider has full right and lawful authority to execute this Lease for the term, in the manner, and upon the conditions and provisions herein contained; that there is no legal impediment to the use of the Leased Space as set out herein; that the Leased Space are not subject to any easements, restrictions, zoning ordinances or similar governmental regulations which prevent their use as set out herein; that the Leased Space presently are zoned for the use contemplated herein and throughout the term of this lease may continue to be so used therefor by virtue of said zoning, under the doctrine of "non- conforming use", or valid and binding decision of appropriate authority, except, however, that said representation and warranty by Provider shall not be applicable in the event that User's act or omission shall invalidate the application of said zoning, the doctrine of "non-conforming use" or the valid and binding decision of the appropriate authority. Provider shall furnish without expense to User, within thirty (30) days after written request therefor by User, a title report covering the Leased Space showing the condition of title as of the date of such certificate, provided, however, that Provider's obligation hereunder shall be limited to the furnishing of only one such title report.

Section 4. Licenses. It shall be the User's responsibility to obtain any and all necessary licenses and the Provider shall bear no responsibility therefor; the User shall promptly notify Provider of the fact that it has obtained the necessary licenses in order to prevent any delay to Provider in commencing construction of the Leased Premises.

ARTICLE XIII - EXTENSIONS/WAIVERS/DISPUTES

Section l. Extension Period. Any extension hereof shall be subject to the provisions of Article III hereof.

Section 2. Holding Over. In the event that User or anyone claiming under User shall continue occupancy of the Leased Premises after the expiration of the term of this Lease or any renewal or extension thereof without any agreement in writing between Provider and User with respect thereto, such occupancy shall not be deemed to extend or renew the term of the Lease, but such occupancy shall continue as a tenancy at will, from month to month, upon the covenants, provisions and conditions herein contained. The Rental fee shall be the Rental fee in effect during the term of this Lease as extended or renewed, prorated and payable for the period of such occupancy.

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Section 3. Waivers. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them, whether exercised by said party or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

Section 4. Disputes. It is agreed that, if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of the said party to institute suit for the recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease. If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the costs thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance and shall survive the right on the part of the said party to institute suit for the recovery of the costs of such work. If it shall be adjudged that there was no legal obligation on the part of the said party to perform the same or any part thereof, said party shall be entitled to recover the costs of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease and the amount so paid by User may be withheld or deducted by User from any Rental fees herein reserved.

Section 5. Users Right to cure Providers Default. In the event that Provider shall fail, refuse or neglect to pay any mortgages, liens or encumbrances, the judicial sale of which might affect the interest of User hereunder, or shall fail, refuse or neglect to pay any interest due or payable on any such mortgage, lien or encumbrance, User may pay said mortgages, liens or encumbrances, or interest or perform said conditions and charge to Provider the amount so paid and withhold and deduct from any Rental fees herein reserved such amounts so paid, and any excess over and above the amounts of said Rental fees shall be paid by Provider to User.

Section 6. Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed. If intended for the Provider the same will be mailed to the address herein above set forth or such other address as Provider may hereafter designate by notice to User, and if intended for User, the same shall be mailed to User at the address herein above set forth, or such other address or addresses as User may hereafter designate by notice to Provider.

ARTICLE XIV - PROPERTY DAMAGE

Section l. Loss and Damage. Notwithstanding any contrary provisions of this Lease, Provider shall not be responsible for any loss of or damage to property of User or of others located on the Leased Space, except where caused by the willful act or omission or negligence of Provider, or Provider's agents, employees or contractors, provided, however, that if User shall notify Provider in writing of repairs which are the responsibility of Provider under Article VII hereof, and Provider shall fail to commence and diligently prosecute to completion said repairs promptly after such notice, and if after the giving of such notice and the occurrence of such failure, loss of or damage to User's property shall result from the condition as to which Provider has been notified, Provider shall indemnify and hold harmless User from any loss, cost or expense arising therefrom.

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Section 2. Force Majeure. In the event that Provider or User shall be delayed or hindered in or prevented from the performance of any act other than User's obligation to make payments of Rental Fee, additional Rental Fee, and other charges required hereunder, by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

ARTICLE XV - MISCELLANEOUS

Section 1. Assignment and Subletting. Under the terms and conditions hereunder, User shall have the absolute right to transfer and assign this lease or to sublet all or any portion of the Leased Space or to cease operating User's business on the Leased Space provided that at the time of such assignment or sublease User shall not be in default in the performance and observance of the obligations imposed upon User hereunder, and in the event that User assigns or sublets this property for an amount in excess of the Rental fee amount then being paid, then Provider shall require as further consideration for the granting of the right to assign or sublet, a sum equal to fifty (50%) percent of the difference between the amount of Rental fee to be charged by User to User's sublease or assignee and the amount provided for herein, payable in a manner consistent with the method of payment by the sublease or assignee to the User, and/or fifty (50%) percent of the consideration paid or to be paid to User by User's sublease or assignee. Provider must consent in writing to any such sublease or assignee, although such consent shall not be unreasonably withheld. The use of the Leased Space by such assignee or sublessee shall be expressly limited by and to the provisions of this lease.

Section 2. Fixtures. All personal property, furnishings and equipment presently and all other trade fixtures installed in or hereafter by or at the expense of User and all additions and/or improvements, exclusive of structural, mechanical, electrical, and plumbing, affixed to the Leased Space and used in the operation of the User's business made to, in or on the Leased Space by and at the expense of User and susceptible of being removed from the Leased Space without damage, unless such damage be repaired by User, shall remain the property of User and User may, but shall not be obligated to, remove the same or any part thereof at any time or times during the term hereof, provided that User, at its sole cost and expense, shall make any repairs occasioned by such removal.

Section 3. Estoppel Certificates. At any time and from time to time, Provider and User each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that the Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same, and the dates to which the Rental fee and other charges have been paid.

Section 4. Invalidity of Particular Provision. If any term or provision of this Lease or the application hereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 5. Captions and Definitions of Parties. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word "Provider" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as Provider or the mortgagee in possession at any time, of the land and building comprising the Leased Premises. If there is more than one Provider, the covenants of Provider shall be the joint and several obligations of each of them, and if Provider is a partnership, the covenants of Provider shall be the joint and several obligations of each of the partners and the obligations of the firm. Any pronoun shall be read in the singular or plural and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of a joint venture between the parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Provider and User.

Section 6. Brokerage. No party has acted as, by or through a broker in the effectuation of this Agreement, except as set out hereinafter.

Section 7. Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

Section 8. Governing Law. All matters pertaining to this agreement (including its interpretation, application, validity, performance and breach) in whatever jurisdiction action may be brought, shall be governed by, construed and enforced in accordance with the laws of Sweden. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Sweden. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

Section 9. Contractual Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefor may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

Section 10. Extraordinary Remedies. To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

Section 11. Reliance on Financial Statement. User shall furnish concurrently with the execution of this lease, a financial statement of User prepared by an accountant. User, both in corporate space, if applicable, and individually, hereby represents and warrants that all the information contained therein is complete, true, and correct. User understands that Provider is relying upon the accuracy of the information contained therein. Should there be found to exist any inaccuracy within the financial statement which adversely affects User's financial standing, or should User's financial circumstances materially change, Provider may demand, as additional security, an amount equal to an additional two (2) months' Rental fee, which additional security shall be subject to all terms and conditions herein, require a fully executed guaranty by a third party acceptable to Provider, elect to terminate this Lease, or hold User personally and individually liable hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written or have caused this Lease to be executed by their respective officers thereunto duly authorized.

Signed, sealed and delivered in the presence of:

/s/ Dr. Niclas Adler	/s/ Dr. Niclas Adler
Dr. Niclas Adler	Dr. Niclas Adler
Marviken ONE AB	Synthesis Analytics Production Limited

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